As filed with the Securities and Exchange Commission on January 3, 2012
Registration No. 333-177165

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

Post-Effective Amendment No. 1
to
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
____________________

XOMA Corporation
(exact name of registrant as specified in its charter)

Delaware (state or other jurisdiction of incorporation or organization)	2910 Seventh Street Berkeley, California 94710 (510) 204-7200	52-2154066 (I.R.S. employer identification no.)
(Address, including ZIP code, and telephone number, including area code, of registrant’s principal executive offices)
____________________

Christopher J. Margolin, Esq.
XOMA Corporation
2910 Seventh Street
Berkeley, California 94710
(510) 204-7200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Geoffrey E. Liebmann, Esq.
Cahill Gordon & Reindel LLP
80 Pine Street
New York, New York 10005
(212) 701-3000
____________________

Approximate date of commencement of proposed sale to the public:  Not applicable.
If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller company)	Smaller reporting company ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐
Exchange Act Rule 14d-l(d) (Cross-Border Third-Party Tender Offer) ☐

____________________

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (this “Amendment”) to Registration Statement No. 333-177165 (the “Registration Statement”) is being filed pursuant to Rule 414(d) under the Securities Act of 1933 (the “Securities Act”) by XOMA Corporation, a Delaware corporation (“XOMA Delaware”), as the successor to XOMA Ltd., a Bermuda exempted company (“XOMA Bermuda”).  Effective December 31, 2011, XOMA Ltd. changed its jurisdiction of incorporation from Bermuda to the State of Delaware (the “Domestication”) and changed its legal name to XOMA Corporation.  XOMA Delaware expressly adopts the Registration Statement, as modified by this Amendment, as its own registration statement for all purposes of the Securities Act and the Securities Exchange Act of 1934 (the “Exchange Act”).  For the purposes of this Amendment and the Registration Statement, references to the “Company,” “XOMA,” the “Registrant,” “we,” “our,” “us” and similar terms mean, as of any time prior to the Domestication, XOMA Bermuda and, as of any time after the Domestication, XOMA Delaware.  The information contained in this Amendment sets forth additional information to reflect the Domestication.  All documents filed by the Company under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act before the effective date of the Domestication will not reflect the change in our name, jurisdiction of incorporation or capital structure.

We previously operated as an exempted company incorporated under the laws of Bermuda.  Effective December 31, 2011, we discontinued our existence as a Bermuda exempted company as provided under Sections 132G and 132H of The Companies Act 1981 of Bermuda and, pursuant to Section 388 of the General Corporation Law of the State of Delaware (the “DGCL”), continued our existence under the DGCL as a corporation incorporated in the State of Delaware.  The business, assets and liabilities of the Company and its subsidiaries on a consolidated basis, as well as its principal locations and fiscal year, were the same immediately after the Domestication as they were immediately prior to the Domestication.  In addition, the directors and executive officers of the Company immediately after the Domestication were the same individuals who were directors and executive officers, respectively, of XOMA Bermuda immediately prior to the Domestication.

The Company’s common stock continues to be listed for trading on the NASDAQ Global Market under the ticker symbol “XOMA.”

As a result of the Domestication, holders of common shares of XOMA Bermuda became holders of shares of common stock of XOMA Delaware.  In the Domestication, each of XOMA Bermuda’s outstanding common shares was automatically converted by operation of law, on a one-for-one basis, into a share of XOMA Delaware’s common stock.  Consequently, each holder of a XOMA Bermuda common share immediately prior to the Domestication held, immediately thereafter, a share of XOMA Delaware’s common stock representing the same proportional equity interest in XOMA Delaware as that shareholder held in XOMA Bermuda and representing the same class of shares.  The number of shares of XOMA Delaware’s common stock outstanding immediately after the Domestication was the same as the number of common shares of XOMA Bermuda outstanding immediately prior to the Domestication.

The rights of holders of the Company’s common stock are now governed by its Delaware certificate of incorporation, its Delaware by-laws and the DGCL, each of which is described in the final prospectus dated December 16, 2011 relating to the Domestication, which was filed with the Securities and Exchange Commission on December 19, 2011 and is part of the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.                      Indemnification of Officers And Directors

Section 102(b)(7) of the DGCL permits a corporation, in its certificate of incorporation, to limit or eliminate, subject to certain statutory limitations, the liability of directors to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, except for liability (a) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL or (d) for any transaction from which the director derived an improper personal benefit.

Under Section 145 of the DGCL, a corporation may indemnify a director, officer, employee or agent of the corporation (or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  However, in the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee or agent of the corporation (or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) only against expenses (including attorneys’ fees) actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent the appropriate court finds that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

The new XOMA Delaware certificate of incorporation provides that no director of XOMA Delaware shall be liable to XOMA Delaware or its stockholders for monetary damages for breach of fiduciary duty as a director (including with regard to any actions taken or omitted as a director of XOMA Bermuda, whether taken or omitted prior to the Effective Time, in connection with the discontinuance of XOMA Bermuda in Bermuda or the continuance of XOMA Bermuda in State of Delaware or otherwise) except to the extent that such exemption from liability or limitation thereof is not permitted under the DGCL as currently in effect or as the same may hereafter be amended.  This provision in the certificate of incorporation does not eliminate the directors’ fiduciary duty, and in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law.  In addition, each director will be subject to liability for breach of the director’s duty of loyalty to XOMA Delaware, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law.  The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

The new XOMA Delaware by-laws also provide that XOMA Delaware shall indemnify its officers, directors and employees to the fullest extent possible except as prohibited by the DGCL.  For purposes of the indemnification described in this paragraph, references to XOMA Delaware include XOMA Ltd. as incorporated under Bermuda law prior to the continuance of its existence under Delaware law as XOMA Delaware.  XOMA Delaware will remain obligated on any indemnification obligations of XOMA Bermuda arising prior to the Domestication.

Item 21.                      Exhibits And Financial Statement Schedules

(a)           Exhibits.  The following exhibits are filed as part of this Registration Statement:

EXHIBIT INDEX

Exhibit Number	Description
3.1	Certificate of Incorporation of XOMA Corporation (Exhibit 3.1)(1)
3.2	By-Laws of XOMA Corporation (Exhibit 3.2)(1)
4.1	Shareholder Rights Agreement dated as of February 26, 2003 by and between XOMA Ltd. and Mellon Investor Services LLC as Rights Agent (Exhibit 4.1)(2)
4.1A	Amendment to Shareholder Rights Agreement dated December 21, 2010 between XOMA Ltd. and Wells Fargo Bank, N.A. as Rights Agent (Exhibit 4.1A)(3)
4.1B	Amendment No. 2 to Shareholder Rights Agreement dated December 31, 2011 between XOMA Corporation and Wells Fargo Bank, N.A. as Right Agent (Exhibit 4.2)(1)
4.2	Form of Certificate of Designations of Series A Preferred Stock (Exhibit A to Exhibit 4.1)(2)
4.3	Indenture between XOMA Ltd. and Wells Fargo Bank, National Association, as trustee, relating to the Company’s 6.50% Convertible SNAPs SM due February 1, 2012 (Exhibit 2)(4)
4.4	Form of Warrant (May 2009 Warrants) (Exhibit 10.2)(5)
4.4A	Form of Amended and Restated Warrant (May 2009 Warrants) (Exhibit 10.5)(6)
4.5	Form of Warrant (June 2009 Warrants) (Exhibit 10.2)(7)
4.5A	Form of Amended and Restated Warrant (June 2009 Warrants) (Exhibit 10.6)(6)
4.6	Form of Warrant (February 2010 Warrants) (Exhibit 10.2)(6)
4.7	Form of Senior Debt Indenture between XOMA Ltd. and one or more trustees to be named (Exhibit 4.6)(8)
4.8	Form of Subordinated Debt Indenture between XOMA Ltd. and one or more trustees to be named (Exhibit 4.7)(8)
4.9	Form of Stock Certificate (Exhibit 4.1)(1)
5.1	Legal Opinion of Richards, Layton & Finger, P.A.*
5.2	Legal Opinion of Cahill Gordon & Reindel LLP†
10.1A	Form of Share Option Agreement for 1981 Share Option Plan (Exhibit 10.1A)(10)
10.2	Restricted Share Plan as amended and restated (Exhibit 10.2)(9)
10.2A	Form of Share Option Agreement for Restricted Share Plan (Exhibit 10.2A)(10)
10.3	2007 CEO Share Option Plan (Exhibit 10.7)(11)
10.4	1992 Directors Share Option Plan as amended and restated (Exhibit 10.3)(9)
10.4A	Form of Share Option Agreement for 1992 Directors Share Option Plan (initial grants) (Exhibit 10.3A)(10)
10.4B	Form of Share Option Agreement for 1992 Directors Share Option Plan (subsequent grants) (Exhibit 10.3B)(10)
10.5	2002 Director Share Option Plan (Exhibit 10.10)(12)
10.6	Amended and Restated 2010 Long Term Incentive and Stock Award Plan (Exhibit 10.1)(13)
10.6A	Form of Share Option Agreement for 2010 Long Term Incentive and Share Award Plan (Exhibit 10.5A)(9)
10.6B	Form of Restricted Share Unit Agreement for 2010 Long Term Incentive and Share Award Plan (Exhibit 10.1)(49)

Exhibit Number	Description
10.7	Management Incentive Compensation Plan as amended and restated (Exhibit 10.3)(14)
10.7A	CEO Incentive Compensation Plan (Exhibit 10.4A)(10)
10.7B	Bonus Compensation Plan (Exhibit 10.4B)(10)
10.8	Amended and Restated 1998 Employee Stock Purchase Plan as amended and restated (Exhibit 10.1)(13)
10.9	Form of Amended and Restated Indemnification Agreement for Officers (Exhibit 10.6)(15)
10.9A	Form of Amended and Restated Indemnification Agreement for Employee Directors (Exhibit 10.7)(15)
10.9B	Form of Amended and Restated Indemnification Agreement for Non-employee Directors (Exhibit 10.8)(15)
10.10	Amended and Restated Employment Agreement entered into between XOMA (US) LLC and Steven B. Engle, dated as of December 30, 2008 (Exhibit 10.7)(16)
10.10A	Amended and Restated Employment Agreement entered into between XOMA (US) LLC and Patrick J. Scannon, dated as of December 30, 2008 (Exhibit 10.7A)(16)
10.10B	Amended and Restated Employment Agreement entered into between XOMA (US) LLC and Fred Kurland, dated as of December 29, 2008 (Exhibit 10.7B)(16)
10.10C	Amended and Restated Employment Agreement entered into between XOMA (US) LLC and Christopher J. Margolin, dated as of December 30, 2008 (Exhibit 10.7C)(16)
10.10D	Amended and Restated Employment Agreement entered into between XOMA (US) LLC and Charles C. Wells, dated as of December 30, 2008 (Exhibit 10.7D)(16)
10.10E	Employment Agreement effective as of May 31, 2011 between XOMA (US) LLC and Paul Rubin (Exhibit 10.1)(17)
10.10F	Employment Agreement effective as of August 31, 2011 between XOMA (US) LLC and John Varian (Exhibit 10.2)(18)
10.11	Consulting Agreement effective as of August 3, 2007 between XOMA (US) LLC and John L. Castello (Exhibit 10.8)(11)
10.11A	Consulting Agreement effective as of August 31, 2011 between XOMA (US) LLC and Steven B. Engle (Exhibit 10.1)(18)
10.12	Form of Change of Control Severance Agreement entered into between XOMA Ltd. and certain of its executives, with reference schedule (Exhibit 10.12)(3)
10.13	Lease of premises at 890 Heinz Street, Berkeley, California dated as of July 22, 1987 (Exhibit 10.12)(19)
10.14	Lease of premises at Building E at Aquatic Park Center, Berkeley, California dated as of July 22, 1987 and amendment thereto dated as of April 21, 1988 (Exhibit 10.13)(19)
10.15	Lease of premises at Building C at Aquatic Park Center, Berkeley, California dated as of July 22, 1987 and amendment thereto dated as of August 26, 1987 (Exhibit 10.14)(19)
10.16	Letter of Agreement regarding CPI adjustment dates for leases of premises at Buildings C, E and F at Aquatic Park Center, Berkeley, California dated as of July 22, 1987 (Exhibit 10.15)(19)
10.17	Lease of premises at 2910 Seventh Street, Berkeley, California dated March 25, 1992 (Exhibit 10.16)(19)

Exhibit Number	Description
10.17A	Fifth amendment to lease of premises at 2910 Seventh Street, Berkeley, California dated June 1, 2006 (Exhibit 10.58)(20)
10.18	Lease of premises at 5860 and 5864 Hollis Street, Emeryville, California dated as of November 2, 2001 (with addendum) (Exhibit 10.19)(21)
10.19	Lease of premises at 2850 Seventh Street, Second Floor, Berkeley, California dated as of December 28, 2001 (with addendum and guaranty) (Exhibit 10.20)(21)
10.20
Amended and Restated Research and License Agreement dated September 1, 1993, between the Company and New York University (with certain confidential information omitted, which omitted information is the subject of a confidential treatment request and has been filed separately with the Securities and Exchange Commission) (Exhibit 10.28)(19)

10.20A
Third Amendment to License Agreement dated June 12, 1997, between the Company and New York University (with certain confidential information omitted, which omitted information is the subject of a confidential treatment request and has been filed separately with the Securities and Exchange Commission) (Exhibit 10.28A)(19)

10.20B	Fourth Amendment to License Agreement dated December 23, 1998, between the Company and New York University (Exhibit 10.22B)(22)
10.20C
Fifth Amendment to License Agreement dated June 25, 1999, between the Company and New York University (with certain confidential information omitted, which omitted information is the subject of a confidential treatment request and has been filed separately with the Securities and Exchange Commission) (Exhibit 10.21C)(23)

10.20D
Sixth Amendment to License Agreement dated January 25, 2000, between the Company and New York University (with certain confidential information omitted, which omitted information is the subject of a confidential treatment request and has been filed separately with the Securities and Exchange Commission) (Exhibit 10.1)(24)

10.20E
Seventh Amendment to License Agreement by and among New York University, XOMA Technology Limited and XOMA Ireland Limited effective as of November 10, 2004 (with certain confidential information omitted, which omitted information is the subject of a confidential treatment request and has been filed separately with the Securities and Exchange Commission) (Exhibit 3)(25)

10.21
Second Amended and Restated Collaboration Agreement dated January 12, 2005, by and between XOMA (US) LLC and Genentech, Inc. (with certain confidential information omitted, which omitted information is the subject of a confidential treatment request and has been filed separately with the Securities and Exchange Commission) (Exhibit 10.26C)(26)

10.21A
Agreement related to LUCENTIS® License Agreement and RAPTIVA® Collaboration Agreement dated September 9, 2009, by and between XOMA (Bermuda) Ltd., XOMA (US) LLC and Genentech, Inc. (with certain confidential information omitted, which omitted information is the subject of a confidential treatment request and has been filed separately with the Securities and Exchange Commission) (Exhibit 10.18A)(27)

10.22
License Agreement by and between XOMA Ireland Limited and MorphoSys AG, dated as of February 1, 2002 (with certain confidential information omitted, which omitted information is the subject of a confidential treatment request and has been filed separately with the Securities and Exchange Commission) (Exhibit 10.43)(28)

10.23
Amended and Restated License Agreement by and between XOMA Ireland Limited and DYAX Corp., dated as of October 27, 2006 (with certain confidential information omitted, which omitted information is the subject of a confidential treatment request and has been filed separately with the Securities and Exchange Commission) (Exhibit 10.32)(15)

10.24
License Agreement by and between XOMA Ireland Limited and Cambridge Antibody Technology Limited, dated as of December 22, 2002 (with certain confidential information omitted, which omitted information is the subject of a confidential treatment request and has been filed separately with the Securities and Exchange Commission) (Exhibit 10.46)(2)

Exhibit Number	Description
10.25
License Agreement, dated as of December 29, 2003, by and between Diversa Corporation and XOMA Ireland Limited (with certain confidential information omitted, which omitted information is the subject of a confidential treatment request and has been filed separately with the Securities and Exchange Commission) (Exhibit 2)(29)

10.25A	GSSM License Agreement, effective as of May 2, 2008, by and between Verenium Corporation and XOMA Ireland Limited (Exhibit 10.25A)(3)
10.26
Agreement, dated February 27, 2004, by and between Chiron Corporation and XOMA (US) LLC (with certain confidential information omitted, which omitted information is the subject of a confidential treatment request and has been filed separately with the Securities and Exchange Commission) (Exhibit 10.50)(30)

10.26A
Research, Development and Commercialization Agreement, dated as of May 26, 2005, by and between Chiron Corporation and XOMA (US) LLC (with certain confidential information omitted, which omitted information is the subject of a confidential treatment request and has been filed separately with the Securities and Exchange Commission) (Exhibit 10.2)(31)

10.26B
Secured Note Agreement, dated as of May 26, 2005, by and between Chiron Corporation and XOMA (US) LLC (with certain confidential information omitted, which omitted information is the subject of a confidential treatment request and has been filed separately with the Securities and Exchange Commission) (Exhibit 10.3)(31)

10.26C
Amended and Restated Research, Development and Commercialization Agreement, executed November 7, 2008, by and between Novartis Vaccines and Diagnostics, Inc. (formerly Chiron Corporation) and XOMA (US) LLC (with certain confidential information omitted, which omitted information is the subject of a confidential treatment request and has been filed separately with the Securities and Exchange Commission) (Exhibit 10.24C)(32)

10.26D
Manufacturing and Technology Transfer Agreement, executed December 16, 2008, by and between Novartis Vaccines and Diagnostics, Inc. (formerly Chiron Corporation) and XOMA (US) LLC (with certain confidential information omitted, which omitted information is the subject of a confidential treatment request and has been filed separately with the Securities and Exchange Commission) (Exhibit 10.24D)(32)

10.27
Collaboration Agreement, dated as of September 23, 2004, by and between Aphton Corporation and XOMA (US) LLC (with certain confidential information omitted, which omitted information is the subject of a confidential treatment request and has been filed separately with the Securities and Exchange Commission) (Exhibit 2)(33)

10.28
Agreement dated March 8, 2005, between XOMA (US) LLC and the National Institute of Allergy and Infectious Diseases (with certain confidential information omitted, which omitted information is the subject of a confidential treatment request and has been filed separately with the Securities and Exchange Commission) (Exhibit 10.53)(26)

10.28A	Agreement dated July 28, 2006, between XOMA (US) LLC and the National Institute of Allergy and Infectious Diseases (Exhibit 10.60)(20)
10.28B
Agreement dated September 15, 2008, between XOMA (US) LLC and the National Institute of Allergy and Infectious Diseases  (with certain confidential information omitted, which omitted information is the subject of a confidential treatment request and has been filed separately with the Securities and Exchange Commission) (Exhibit 10.39)(34)

10.28C	Second Amendment to Agreement dated September 15, 2008, between XOMA (US) LLC and the National Institute of Allergy and Infectious Diseases (Exhibit 10.24C)(35)

Exhibit Number	Description
10.28D	Agreement dated September 30, 2011, between XOMA (US) LLC and the National Institute of Allergy and Infectious Diseases†
10.29
License Agreement, effective as of June 20, 2005, by and between Merck & Co., Inc. and XOMA Ireland Limited (with certain confidential information omitted, which omitted information is the subject of a confidential treatment request and has been filed separately with the Securities and Exchange Commission) (Exhibit 10.4)(31)

10.30	Form of Dealer Manager Agreement relating to the Company’s 6.50% Convertible SNAPs SM due February 1, 2012 (Exhibit 1.1)(36)
10.30A	Form of Placement Agreement relating to the Company’s 6.50% Convertible SNAPs SM due February 1, 2012 (Exhibit 1.2)(36)
10.31
Collaboration Agreement dated as of May 22, 2006, by and between Schering Corporation, acting through its Schering-Plough Research Institute division, and XOMA (US) LLC (with certain confidential information omitted, which omitted information is the subject of a confidential treatment request and has been filed separately with the Securities and Exchange Commission) (Exhibit 10.59)(20)

10.32
Collaboration Agreement, dated as of November 1, 2006, between  Takeda Pharmaceutical Company Limited and XOMA (US) LLC (with certain confidential information omitted, which omitted information is the subject of a confidential treatment request and has been filed separately with the Securities and Exchange Commission) (Exhibit 10.46)(15)

10.32A
First Amendment to Collaboration Agreement, effective as of February 28, 2007, between Takeda Pharmaceutical Company Limited and XOMA (US) LLC (with certain confidential information omitted, which omitted information is the subject of a confidential treatment request and has been filed separately with the Securities and Exchange Commission) (Exhibit 10.48)(37)

10.32B
Second Amendment to Collaboration Agreement, effective as of February 9, 2009, among Takeda Pharmaceutical Company Limited and XOMA (US) LLC (with certain confidential information omitted, which omitted information is the subject of a confidential treatment request and has been filed separately with the Securities and Exchange Commission) (Exhibit 10.31B)(32)

10.33
Loan Agreement, dated as of November 9, 2006, between Goldman Sachs Specialty Lending Holdings, Inc., XOMA (US) LLC and XOMA Ltd. (with certain confidential information omitted, which omitted information is the subject of a confidential treatment request and has been filed separately with the Securities and Exchange Commission) (Exhibit 10.47)(15)

10.33A
Amended & Restated Loan Agreement, dated as of May 9, 2008 between Goldman Sachs Specialty Lending Holdings, Inc., XOMA Ltd. and XOMA (US) LLC (with certain confidential information omitted, which omitted information is the subject of a confidential treatment request and has been filed separately with the Securities and Exchange Commission) (Exhibit 10.37)(38)

10.34
License Agreement, effective as of August 27, 2007, by and between Pfizer Inc. and XOMA Ireland Limited (with certain confidential information omitted, which omitted information is the subject of a confidential treatment request and has been filed separately with the Securities and Exchange Commission) (Exhibit 2)(39)

10.35	Common Stock Purchase Agreement, dated as of October 21, 2008, by and between XOMA Ltd. and Azimuth Opportunity Ltd. (Exhibit 10.1)(40)
10.35A	Common Stock Purchase Agreement, dated as of July 23, 2010, by and between XOMA Ltd. and Azimuth Opportunity Ltd. (Exhibit 10.1)(41)
10.36	Securities Purchase Agreement dated May 15, 2009, between XOMA Ltd. and the investors named therein (Exhibit 10.1)(5)

Exhibit Number	Description
10.36A	Engagement Letter dated May 15, 2009 (Exhibit 10.3)(5)
10.36B	Securities Purchase Agreement dated June 5, 2009, between XOMA Ltd. and the investors named therein (Exhibit 10.1)(7)
10.36C	Engagement Letter dated June 4, 2009 (Exhibit 10.3)(7)
10.37
Discovery Collaboration Agreement dated September 9, 2009, by and between XOMA Development Corporation and Arana Therapeutics Limited (with certain confidential information omitted, which omitted information is the subject of a confidential treatment request and has been filed separately with the Securities and Exchange Commission) (Exhibit 10.35)(42)

10.38	At Market Issuance Sales Agreement dated July 14, 2009, between XOMA Ltd. and Wm Smith & Co. (Exhibit 10.36)(27)
10.38A	At Market Issuance Sales Agreement dated October 26, 2010, between XOMA Ltd. and Wm Smith & Co. and McNicoll, Lewis & Vlak LLC (Exhibit 10.1)(43)
10.38B	At Market Issuance Sales Agreement dated February 4, 2011 between XOMA Ltd. and McNicoll, Lewis & Vlak LLC (Exhibit 1.2)(8)
10.38C	Amendment to At Market Issuance Sales Agreement dated December 31, 2011 between XOMA Corporation and McNicoll, Lewis & Vlak LLC (Exhibit 10.1)(44)
10.39
Discovery Collaboration Agreement dated October 29, 2009, by and between XOMA Development Corporation and The Chemo-Sero-Therapeutic Research Institute (with certain confidential information omitted, which omitted information is the subject of a confidential treatment request and has been filed separately with the Securities and Exchange Commission) (Exhibit 10.36)(45)

10.40	Underwriting Agreement dated February 2, 2010 (Exhibit 10.1)(6)
10.41	Warrant Amendment Agreement dated February 2, 2010 (May 2009 Warrants) (Exhibit 10.3)(6)
10.41A	Form of Warrant Amendment Agreement dated February 2, 2010 (June 2009 Warrants) (Exhibit 10.4)(6)
10.42
Royalty Purchase Agreement, dated as of August 12, 2010, by and among XOMA CDRA LLC, XOMA (US) LLC, XOMA Ltd. and the buyer named therein (with certain confidential information omitted, which omitted information is the subject of a confidential treatment request and has been filed separately with the Securities and Exchange Commission) (Exhibit 10.38)(46)

10.43
Collaboration and License Agreement dated as of December 30, 2010, by and between XOMA Ireland Limited, Les Laboratoires Servier and Institut de Recherches Servier (with certain confidential information omitted, which omitted information is the subject of a confidential treatment request and has been filed separately with the Securities and Exchange Commission) (Exhibit 10.42)(3)

10.43A
Loan Agreement dated as of December 30, 2010, by and between XOMA Ireland Limited and Les Laboratoires Servier (with certain confidential information omitted, which omitted information is the subject of a confidential treatment request and has been filed separately with the Securities and Exchange Commission) (Exhibit 10.42A)(47)

10.44	Foreign Exchange and Options Master Agreement (FEOMA) dated as of May 16, 2011, between Royal Bank of Canada and XOMA Ltd., with letter agreement dated May 17, 2011 (Exhibit 10.1)(48)
21.1	Subsidiaries of the Company (Exhibit 21.1)(3)
23.1	Consent of Independent Registered Public Accounting Firm*
23.2	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.1)*

Exhibit Number	Description
23.3	Consent of Cahill Gordon & Reindel LLP†
24.1	Power of Attorney (included on signature page hereto)†

_______________________

*	Filed herewith.
†	Previously filed.
1	Incorporated by reference in the referenced exhibit to the Company’s Current Report on Form 8-K filed on January 3, 2012.
2	Incorporated by reference to the referenced exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002.
3	Incorporated by reference to the referenced exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010.
4	Incorporated by reference to the referenced exhibit to the Company’s Current Report on Form 8-K filed February 13, 2006.
5	Incorporated by reference to the referenced exhibit to the Company’s Current Report on Form 8-K filed May 19, 2009.
6	Incorporated by reference to the referenced exhibit to the Company’s Current Report on Form 8-K filed February 2, 2010.
7	Incorporated by reference to the referenced exhibit to the Company’s Current Report on Form 8-K filed June 10, 2009.
8	Incorporated by reference to the referenced exhibit to the Company’s Registration Statement on Form S-3 (File No. 333-172197) filed February 11, 2011.
9	Incorporated by reference to the referenced exhibit to the Company’s Registration Statement on Form S-8 (File No. 333-171429) filed December 27, 2010.
10	Incorporated by reference to the referenced exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007.
11	Incorporated by reference to the referenced exhibit to the Company’s Current Report on Form 8-K filed August 7, 2007.
12	Incorporated by reference to the referenced exhibit to the Company’s Registration Statement on Form S-8 (File No. 333-151416) filed June 4, 2008.
13
Incorporated by reference to the referenced exhibit to the Company’s Post-Effective Amendment No. 1 to Registration Statements on Form S-8 (File Nos. 333-108306, 333-151416, 333-171429 and 333-174730) filed January 3, 2012.

14	Incorporated by reference to the referenced exhibit to the Company’s Current Report on Form 8-K filed November 6, 2007.
15	Incorporated by reference to the referenced exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006.
16	Incorporated by reference to the referenced exhibit to the Company’s Amendment No. 2 to Annual Report on Form 10-K/A for the fiscal year ended December 31, 2009 filed December 27, 2010.
17	Incorporated by reference to the referenced exhibit to the Company’s Current Report on Form 8-K filed June 16, 2011.
18	Incorporated by reference to the referenced exhibit to the Company’s Current Report on Form 8-K filed September 1, 2011.
19	Incorporated by reference to the referenced exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 1997, as amended.
20	Incorporated by reference to the referenced exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2006.
21	Incorporated by reference to the referenced exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001.
22	Incorporated by reference to the referenced exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 1998.
23	Incorporated by reference to the referenced exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 1999.
24	Incorporated by reference to the referenced exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2000.
25	Incorporated by reference to the referenced exhibit to the Company’s Amendment No. 1 on Form 8-K/A filed November 30, 2004.
26	Incorporated by reference to the referenced exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004.
27	Incorporated by reference to the referenced exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2009.
28	Incorporated by reference to the referenced exhibit to Amendment No. 2 to the Company’s Quarterly Report on Form 10-Q/A for the quarterly period ended March 31, 2002 filed on December 12, 2002.
29	Incorporated by reference to the referenced exhibit to the Company’s Amendment No. 2 on Form 8-K/A filed March 19, 2004.
30	Incorporated by reference to the referenced exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003.
31	Incorporated by reference to the referenced exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2005.
32	Incorporated by reference to the referenced exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

33	Incorporated by reference to the referenced exhibit to the Company’s Amendment No. 1 on Form 8-K/A filed October 26, 2004.
34	Incorporated by reference to the referenced exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2008.
35	Incorporated by reference to the referenced exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2010.
36	Incorporated by reference to the referenced exhibit to Amendment No. 2 to the Company’s Registration Statement on Form S-4 (File No. 333-130441) filed January 11, 2006.
37	Incorporated by reference to the referenced exhibit to Amendment No. 1 to the Company’s Quarterly Report on Form 10-Q/A for the quarterly period ended March 31, 2007 filed on March 5, 2010.
38	Incorporated by reference to the referenced exhibit to Amendment No. 2 to the Company’s Quarterly Report on Form 10-Q/A for the quarterly period ended June 30, 2008 filed on March 5, 2010.
39	Incorporated by reference to the referenced exhibit to the Company’s Current Report on Form 8-K filed September 13, 2007.
40	Incorporated by reference to the referenced exhibit to the Company’s Current Report on Form 8-K filed October 22, 2008.
41	Incorporated by reference to the referenced exhibit to the Company’s Current Report on Form 8-K filed July 23, 2010.
42	Incorporated by reference to the referenced exhibit to Amendment No. 1 to the Company’s Quarterly Report on Form 10-Q/A for the quarterly period ended September 30, 2009 filed on March 5, 2010.
43	Incorporated by reference to the referenced exhibit to the Company’s Current Report on Form 8-K filed October 26, 2010.
44	Incorporated by reference to the referenced exhibit to the Company’s Post-Effective Amendment 1 on Form S-3 (File No. 333-172197) filed January 3, 2012.
45	Incorporated by reference to the referenced exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009.
46	Incorporated by reference to the referenced exhibit to Amendment No. 2 to the Company’s Quarterly Report on Form 10-Q/A for the quarterly period ended September 30, 2010 filed on April 4, 2011.
47	Incorporated by reference to the referenced exhibit to the Company’s Amendment No. 1 to Annual Report on Form 10-K/A for the fiscal year ended December 31, 2010 filed on May 26, 2011.
48	Incorporated by reference to the referenced exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2011.
49	Incorporated by reference to the referenced exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2011.

The registrants hereby agree to furnish supplementally to the SEC, upon request, a copy of any omitted schedule to any of the agreements contained herein.

(b)           No schedules have been included because the information required to be set forth therein is not applicable.

Item 22.                 Undertakings

(1)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants, the registrants have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Berkeley, State of California, on January 3, 2012.

XOMA CORPORATION
By: /s/ John Varian
Name: John Varian
Title: Interim Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ John Varian John Varian	Interim Chief Executive Officer (Principal Executive Officer) and Director	January 3, 2012
* Patrick J. Scannon M.D., Ph.D.	Executive Vice President and Chief Scientific Officer and Director	January 3, 2012
/s/ Fred Kurland Fred Kurland	Vice President, Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	January 3, 2012
* W. Denman Van Ness	Chairman of the Board and Lead Independent Director	January 3, 2012
* William K. Bowes, Jr.	Director	January 3, 2012
* Peter Barton Hutt	Director	January 3, 2012
* Timothy P. Walbert	Director	January 3, 2012
* Jack L. Wyszomierski	Director	January 3, 2012
By: /s/ John Varian John Varian Attorney-in-fact